Exhibit 10.3

DiamondRock Hospitality Company

Restricted Stock Award Agreement

Name of Grantee:
No. of Base Shares:
Purchase Price per Share: $
Grant Date:     __, 20__
Vesting Schedule:

Vesting Date	Percentage of Shares Becoming Vested	Cumulative Percentage Vested
__, 20__	__%	--__%
__, 20__	__%	__%
__, 20__	__%	__%
Pursuant to the DiamondRock Hospitality Company 2016 Equity Incentive Plan, as amended through the date hereof (the “Plan”), DiamondRock Hospitality Company (the “Company”) hereby grants a Restricted Stock Award equal to the number of Base Shares set forth above (the “Award”) to the Grantee named above. Upon acceptance of the Award, the Grantee shall receive the Award, subject to the restrictions and conditions set forth herein and in the Plan.
1.Acceptance of Award; Rights as Shareholder.

(a) The Grantee shall have no rights with respect to the Award unless he or she shall have accepted the Award by signing and delivering to the Company a copy of this Restricted Stock Award Agreement (the “Agreement”).

(b)Upon acceptance of the Award by the Grantee and subject to the restrictions and conditions set forth in Section 2 hereof, the shares of Restricted Stock shall be issued and delivered to, or otherwise registered in book entry in the name of, the Grantee, and the Grantee’s name shall be entered as the stockholder of record on the books of the Company and shall have all the rights of a shareholder with respect to such shares of Stock, including voting rights and the dividend rights set forth in Section 3 below.

2.Restrictions and Conditions.

(a)Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.

(b)Subject to Section 4(c) below, unless the Administrator provides Grantee (or Grantee’s legal representative) contrary written notice within 60 days of the termination of Grantee’s employment (which notice may be given in Administrator’s sole and complete discretion), if the Grantee’s employment with the Company, the Operating Partnership or any of their Subsidiaries is voluntarily or involuntarily terminated for any reason, the Company shall automatically repurchase from the Grantee or the Grantee’s legal representative any shares of Stock that are not then vested at a price equal to the purchase price per share set forth above. If the purchase price per share set forth above is zero, the unvested shares of Stock shall be automatically forfeited. If the Administrator provides Grantee (or Grantee’s legal representative) with written notice that the Company will permit the continued vesting of the unvested portion of the Award following the termination of Grantee’s employment, then the unvested portion of the Award will continue to vest on the terms set forth in such notice.

(c)Unless the Administrator otherwise consents in writing at the time of the grant of the Award or within 30 days thereafter, Grantee agrees not to file an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, (an “83(b) Election”) with the Internal Revenue Service with respect to any shares of Stock issued pursuant to the Award. If Grantee files an 83(b) Election with respect to any shares of Stock issued pursuant to the Award, the issuance of such shares of Stock shall be void and the Grantee shall have no rights with respect to such shares.

3.Dividends.

(a)Notwithstanding anything contained herein or in the Plan, on each Applicable Dividend Payment Date, the Administrator shall cause any cash dividends payable on such Applicable Dividend Payment Date with respect to the Award to be credited to an account maintained by Administrator for the benefit of Grantee.

The “Applicable Dividend Payment Date” is any dividend payment date occurring between the Grant Date and the Vesting Date.
(b)On each Vesting Date, the Administrator shall deliver to the Grantee that portion of the cumulative cash dividends credited on each Applicable Dividend Payment Date which are attributable to the then-vesting portion of the Award.

(c)Unless and until such Award, or a portion of an Award, vests as set forth in Section 4 hereof, the Grantee shall not be entitled to any shares of Stock in lieu of a cash dividend or any stock dividend.

(d)Notwithstanding anything contained herein or in the Plan, the Grantee shall in no event be entitled to any cash or stock dividends on any unvested Award. After the Award vests, the shares of Stock shall have the rights and privileges similar to any other share of Stock.

4.Vesting of Restricted Stock.

(a)The restrictions and conditions in Paragraph 2 of this Agreement, shall lapse as to the Award or a portion of the Award as of the close of business on the Vesting Date or Dates specified in the schedule set forth above. In the event that a Vesting Date is not a day that the New York Stock Exchange is open for business in New York, New York, then the Vesting Date shall be the next subsequent day that the New York Stock Exchange is open for business in New York, New York.

(b)The Administrator may, in its sole discretion, at any time accelerate the vesting of unvested Stock.

(c)Notwithstanding anything contained herein or in the Plan, the terms of any severance or employment agreement between the Company and the Grantee shall determine whether, and to what extent, any unvested shares of Stock held by the Grantee shall accelerate in connection with the occurrence of certain termination of employment events including, without limitation, in the event of a termination of employment in connection with a Change in Control (as such term is defined in any such severance or employment agreement). In addition, upon a Change in Control, if the Award is not assumed, converted or replaced by the continuing entity, all shares of Stock which are not vested shall immediately vest.

5.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to, and governed by, all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6.Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. None of the shares of Stock now owned or hereafter acquired shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless such transfer is in compliance with all applicable securities laws, and such disposition is in accordance with the terms, conditions and limitations of the Company’s Amended and Restated Charter. Any attempted disposition of Stock not in accordance with the terms and conditions of this Section 6 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any shares of Stock as a result of any such disposition, shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of any shares of Stock.

7.Tax Withholding. When the Award becomes a taxable event for Federal income tax purposes, the Company shall withhold from shares of Stock to be released a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

8.Deferred Stock Awards. Notwithstanding anything contained herein to the contrary, to the extent that the Grantee has validly elected to defer the Stock issuable under this Agreement, then, in lieu of receiving shares of Stock as provided herein, the Grantee shall receive Deferred Stock Units (as defined in the Plan or any successor Plan) pursuant to a Deferred Stock Unit Award Agreement to be entered into at such time between the Grantee and the Company.

9.Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, the Operating Partnership and their subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

10.Miscellaneous.

(a)Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Grantee at Grantee’s place of employment, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(b)This Agreement does not confer upon the Grantee any rights with respect to continuation of employment by the Company, the Operating Partnership or any Subsidiary, and neither the Plan nor this Agreement shall interfere in any way with the right of the Company, the Operating Partnership or any Subsidiary to terminate the employment of the Grantee at any time.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.
DiamondRock Hospitality Company

By:
Name:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Grantee’s Signature